SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

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                              FORM 8-K
                           CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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     Date of Report (Date of Earliest Event Reported):  January 24, 2001



                      TRIDENT SYSTEMS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in Charter)


           Nevada                000-30769               87-0419231
(State or Other Jurisdiction    (Commission              (IRS Employer)
     of Incorporation)          File Number)             Identification No.)


                    27752 Greenfield Drive, Laguna Hills, CA.
                    (Address of Principal Executive Offices)


                                   92653
                                 (Zip Code)


                               (949) 643-8585
             (Registrant's Telephone Number, including Area Code)


                      Toner Systems International, Inc.
             4485 Abinadi Road, Salt Lake City, Utah  84107
      Former name or former address, if changed since last report)


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ITEM 1. Changes in Control of the Registrant

See Item 2.

   In conjunction with the transaction described in response to Item
Two of this Current Report, Mr. Stan J. H. Lee, Mr. Alan Sporn, and Mr. Daniel Ryu were elected as a member of the Registrant's Board of Directors. All Current Officers and Directors tendered their resignation, effective January 24, 2001. The Officers of the Registrant, as stated above, resigned, and Alan Sporn was elected Chief Executive Officer, Stan J. H. Lee was elected President and Daniel Ryu was elected Chairman of the Board and Secretary until the next annual meeting of Shareholders, all offices at the pleasure of the Board of Directors. Prior to the transaction referred to in Item Two, neither Mr. Lee, Mr. Sporn, Mr. Ryuk, nor any person or entity affiliated with any of them had any relationship with the Registrant, or its officers, directors or principal stockholders.

Directors and Executive Officers

   The only change in the Registrant's Board of Directors directly resulting from the change in control of the Registrant was the resignation of all current board members, and the appointments of Alan Sporn, Stan J. H. Lee, and Daniel Ryu to the Board.

The following persons are the current Directors and Executive Officers of the Registrant:

Name			Age	Position

Alan Sporn              48      Chief Executive Officer, Director.
Stan J. H. Lee		44	Director, President.
Daniel Ryu		36	Chairman of the Board, Secretary.

Biographies of Directors, Officers and Officers Nominees

Alan Sporn, CEO, Director

   Since 1989, Mr. Sporn has been president of OPI Products (Far East) Ltd., LLC. Laguna Hills, CA, a company specializing in the manufacture and export from the U. S. to the far east of USA Manufactured Cosmetics. He is also president and director of the far East Corporations that handle the marketing, sales, and distribution of the goods manufactured by OPI (OPI Japan Limited, Yokohama, Japan).

   Since 1997 he has been president of Comsight Holdings, Inc., Laguna Hills, CA, a corporation specializing in consulting on acquisitions and mergers.

   From 1988 to 1995 he was president of FMC Consolidated Limited (formerly known as Gulf & Western Marketing Limited), Hong Kong, a company specializing in trade transactions with the People's Republic of China. He was also president of Elpe International (Far East) Ltd., Hong Kong, from 1982-1988, a corporation that manufactured and exported Quartz Analogue Watches.


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   Mr. Sporn attended Long Island University, majoring in Criminal Justice, in 1974. He followed this by enlisting in the U. S. Air Force, where he served four years as a Security Specialist in the security police, stationed in England.

   As CEO, Mr. Sporn's primary responsibilities include the overall strategy for growth for the Corporation, and developing the subsidiaries.

Stan J.H. Lee, President and Director

   Mr. Lee's responsibilities include the long term strategy development and implementation of the KOMART concept. He directly manages the development, market research and business planning of eKomart, Inc. Mr. Lees role will also be to evaluate potential sites for company growth, and act as overall project manager in bringing each site "on-line".

   Mr. Lee has headed for the past 6 years, an established and successful CPA and Consulting firm in the New York Metro area with six offices and 15 associates. Mr. Lee also heads a nationwide group of affiliated CPA's, providing clients nation-wide services, and providing a good source of local expertise and investment capital for the development of the Corporation. He holds a BS degree in Accounting, and, professionally, is both a CPA and CMA.

Daniel Ryu, Chairman of the Board, Secretary.

   Mr.Ryu's responsibilities include the overall operational aspects of the Registrant and its Subsidiaries. From 1998 to the present he was Director of Operations and Corporate Secretary of JBE Electronics, Inc. Prior to these positions he was president of New Trans, Inc., a New Jersey Corporation involved in the freight forwarding business. Mr. Ryu graduated from St. John's University with a Bachelor of Science degree in Psychology.

ITEM 2. Acquisition of Assets

   On January 16, 2001, the Registrant commenced negotiations with eKomart, Inc. (Komart) and JBE Electronics, Inc. (JBE), with a view of acquiring one or both Corporations. It was agreed that until a deal was struck, all negotiations would remain confidential, as the Registrant had no current active business, and any news released might effect the market for the shares of the Registrant in a manner that might be detrimental to the shareholders of the Registrant should the proposed purchase or purchases not be consummated.

   On January 24, 2001, upon all parties having completed the due diligence requirements they felt necessary, both JBE was purchased by the Registrant, and it was anticipated that eKomart would be purchased on January 29, 2001.

   On January 24, 2001, Alan Sporn, purchased 3,000,000 preferred voting non-convertible shares in the Registrant's preferred stock for $3,000,000, all shares non-dilutable for 90 days.

   The transaction with respect to the purchase of JBE was follows:


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   The shareholders of JBE received 1,500,000 shares in the common stock of the Registrant. Of the said shares 18% was issued to John Kwak, who will remain as President and CEO of JBE, and 18% was issued to Daniel Ryu, who became a Director and Secretary of the Registrant, all shares non-dilutable for 90 days. The remainder was distributed to the other 8 shareholders of JBE, none of whom own over 4% of the outstanding common shares of the Registrant, all shares non-dilutable for 90 days.

   Post closing, each of Daniel Ryu and John Kwak received employment agreements for $120,000 per year, and also received as signing bonuses, 1.5 million preferred non-convertible voting shares, all shares non-dilutable for 90 days.

   The transaction with respect to Komart is to be as follows:

   Majority shareholders in Komart, Daniel Lee and Miyoung Lee, the wife and son of Stan J. H. Lee, each to receive 583,000 common shares, and 1,166,000 preferred non-convertible voting shares, all shares non-dilutable for 90 days.

   Cyber-Care to receive 74,586 common shares and 149,000 preferred shares, all shares non-dilutable for 90 days.

   Douglas Dimmick to receive 100,000 common shares and 261,600 preferred non-convertible voting shares, all shares non-dilutable for 90 days.

   The remaining 9 shareholders in eKomart received 159,432 shares in the common stock of the Registrant, and 237,400 shares in the non-convertible voting shares of the Registrant.


   DESCRIPTION OF THE CORPORATIONS ACQUIRED

A) KOMART

   We manage and have an ownership interest in 2050 S. Havana St. (DTSE) LLC. ("KOMART MALL"), Komart Korean & Japanese Supermarket, LLC., ("KOMART SUPERMARKET"), and Korean Restaurant, SAAN, LLC. ("SAAN"), all organized pursuant to the laws of Colorado in 1999. We also own and operate the food court within the mall, and own the rights to the name ATA Sushi, which we plan to utilize in developing a chain of fast food Sushi outlets.

   We plan to consolidate, nationally, our market sector by acquiring or opening additional Asian grocery centers and shopping malls in primary markets.

B) JBE

   We are a New Jersey corporation incorporated in 1998, currently in the business of producing and marketing surveillance equipment systems.


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   Currently, our engineers developed and produced 5 models of CCTV cameras,
4 models of controllers, and 1 model of video recorder. Sales for our first full year of operation were $1.5 million, with a 10% net profit.

   For maximum profitability we have decided to utilize our own distribution network for our products. JBE has successfully launched and established 65 distributors within less than two years.

ITEM 5.	Other Events

   On January 24, 2001 the Registrant announced a 1 for 4 reverse stock split effective January 26, 2001.

   On January 25, 2001 the Registrant changed its name to TRIDENT SYSTEMS INTERNATIONAL, INC.

ITEM 6. Resignation of Directors

   All directors of the Registrant have resigned, effective January 24, 2001 (See Item 1).


ITEM 7. Financial Statements and Exhibits

Item                                                                 Page

(a)	Financial Statements of Business Acquired

all audited statements will be filed by amendment within 60 days of the date of this Current Report.

(c)	Exhibits

   The Purchase and Sales agreements, constating documents of the businesses acquired, and employment agreements will be filed by amendment hereto within 10 days of the filing of this Current Report on Form 8-K.

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27.     Financial Data Schedule:

 .1	The Financial Data Schedule will be filed by amendment within 60 days of the filing of this Current Report.


                                SIGNATURES:


Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 26, 2001.

                                Trident Systems International, Inc.


                                By:/s/Alan Sporn/s/
                                _____________________
                                Alan Sporn, Chief Executive Officer


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